EXHIBIT 16.2

January 19, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Dear Commissioners:

We have read Omni U.S.A., Inc.'s statements included under Item 4.01 of its Form 8-K/A dated January 19, 2006, and we agree with such statements concerning our Firm.

/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP